Exhibit 10.3

Nonstatutory Stock Option

Granted Under Galena Biopharma, Inc. 2016 Incentive Plan

1.    Grant of Option; Vesting.

This certificate evidences a nonstatutory stock option (this “Stock Option”) granted by Galena Biopharma, Inc., a Delaware corporation (the “Company”), [MMDD, YYYY] (the “Date of Grant”) to                                 , (the “Participant”) pursuant to the Company’s 2016 Incentive Plan (as from time to time in effect, the “Plan”). Under this Stock Option, the Participant may purchase, in whole or in part, on the terms herein provided, a total of                  shares of common stock of the Company (the “Shares”) at $                 per share, which is not less than the fair market value of the Shares on the Date of Grant. The latest date on which this Stock Option, or any part thereof, may be exercised is [MMDD, YYYY] (the “Final Exercise Date”). The Stock Option evidenced by this certificate is intended to be, and is hereby designated, a nonstatutory option, that is, an option that does not qualify as an incentive stock option as defined in section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

This Stock Option shall vest and become exercisable in equal amounts of [XXX] options per month for          months, such that the grant will be fully exercisable on [MMDD, YYYY].

Notwithstanding any other provision of this Stock Option, upon termination of the Participant’s contractual relationship, any portion of this Stock Option that is not then exercisable will promptly expire and the remainder of this Stock Option will remain exercisable for three months unless the Participant’s service as a consultant is terminated for cause, this entire Stock Option shall immediately expire and no portion thereof shall remain exercisable. In addition, in no event shall any portion of this Stock Option be exercisable after the Final Exercise Date.

2.    Exercise of Stock Option.

Each election to exercise this Stock Option shall be in writing, signed by the Participant or the Participant’s executor, administrator, or legally appointed representative (in the event of the Participant’s incapacity) or the person or persons to whom this Stock Option is transferred by will or the applicable laws of descent and distribution (collectively, the “Option Holder”), and received by the Company at its principal office, accompanied by this certificate and payment in full as provided in the Plan. Subject to the further terms and conditions provided in the Plan, the purchase price may be paid as follows: (i) by delivery of cash or check acceptable to the Administrator; (ii) upon and following the registration of the common stock of the Company under the Securities and Exchange Act of 1934 and to the extent permitted be applicable law (as determined by the Administrator), through a broker-assisted exercise program acceptable to the Administrator; or (iii) through the delivery of shares of common stock of the Company that have been outstanding for at least six months and that have a fair market value equal to the exercise price; or (iv) through any combination of the foregoing. In the event that this Stock Option is exercised by an Option Holder other than the Participant, the Company will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise this Stock Option.

3.    Restrictions on Transfer of Shares.

If at the time this Stock Option is exercised the Company or any of its shareholders is a party to any agreement restricting the transfer of any outstanding shares of the Company’s common stock, the Administrator may provide that this Stock Option may be exercised only if the Shares so acquired are made subject to the transfer restrictions set forth in that agreement (or if more than one such agreement is then in effect, the agreement or agreements specified by the Administrator).

4.    Withholding Agreement to Provide Security.

If at the time this Stock Option is exercised the Company determines that under applicable law and regulations it could be liable for the withholding of any federal or state tax upon exercise or with respect to a disposition of any Shares acquired upon exercise of this Stock Option, this Stock Option may not be exercised unless the person exercising this Stock Option remits to the Company any amounts determined by the Company to be required to be withheld upon exercise (or makes other arrangements satisfactory to the Company for the payment of such taxes) and gives such security as the Company deems adequate to meet its potential liability for the withholding of tax upon a disposition of the Shares and agrees to augment such security from time to time in any amount reasonably determined by the Company to be necessary to preserve the adequacy of such security.

5.    Nontransferability of Stock Option.

This Stock Option is not transferable by the Participant otherwise than by will or the laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant (or in the event of the Participant’s incapacity, the person or persons legally appointed to act on the Participant’s behalf).

6.    Provisions of the Plan.

This Stock Option is subject to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan an prospectus as in effect on the date of the grant of this Stock Option has been furnished to the Participant. By exercising all or any part of this Stock Option, the Participant agrees to be bound by the terms of the Plan and this certificate. All initially capitalized terms used herein will have the meaning specified in the Plan, unless another meaning is specified herein.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer.

Galena Biopharma, Inc.

By:
Name:
Title:

Acknowledged